UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard, Suite 420
Montréal, Québec CA		H4M 2X6
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On July 22, 2020, Milestone Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement with affiliates of RTW Investments, LP, an existing shareholder (the “Purchasers”), all of whom are accredited investors, pursuant to which the Company agreed to sell and issue to the Purchasers, in a private placement, pre-funded warrants to purchase up to an aggregate of 6,655,131 of the Company’s common shares, no par value per share, at a purchase price of $3.7465 per pre-funded warrant (the “Private Placement”). The gross proceeds to the Company from the Private Placement are expected to be approximately $25 million. The Private Placement is expected to close on or about July 24, 2020, subject to the satisfaction of customary closing conditions.

The pre-funded warrants have an initial exercise price of $0.01 per share, subject to certain adjustments, and no expiration date. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a pre-funded warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 9.99% of the Company’s outstanding common shares immediately after exercise, which percentage may be changed at the holder's election to a lower or higher percentage upon 61 days’ notice to the Company subject to the terms of the pre-funded warrants. The Company agreed to file a registration statement within 30 days to register for resale the shares underlying the pre-funded warrants.

The foregoing description of the terms of the securities purchase agreement and pre-funded warrants are each qualified in their entirety by reference to the securities purchase agreement and form of pre-funded warrant, which are attached as Exhibits 10.1 and 4.1 hereto, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this current report on Form 8-K, to the extent required by this Item 3.02 is incorporated by reference herein.

Item 8.01	Other Events.

On July 23, 2020, the Company issued two press releases: a press release announcing regulatory guidance and an updated clinical development plan for its pivotal program with etripamil in paroxysmal supraventricular tachycardia (PSVT), and a press release announcing the Private Placement. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and incorporated herein by reference.

The Company will host a conference call and webcast to discuss the regulatory guidance and updated clinical development plan on July 23, 2020 at 8:30 a.m. ET. To access the live call by phone, dial (800) 529-3311 (domestic) or (470) 495-9164 (international); the conference ID is 4085796. A live audio webcast of the event may also be accessed through the "Investors" section of Milestone's website at www.milestonepharma.com. A replay of the webcast will be available for 30 days following the event. The information contained in, or that can be accessed through, the Company’s website is not a part of this filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant to Purchase Common Shares
10.1	Securities Purchase Agreement dated July 22, 2020
99.1	Press release, dated July 23, 2020
99.2	Press release, dated July 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

Date: July 23, 2020	By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer Principal Financial Officer